Exhibit 10.9

CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on this 10 of December, 2019 between ScoutCam Ltd., a company incorporated under the laws of Israel (the “Company”) and Shrem Zilberman Group Ltd., whose address is at 20 Raoul Wallenberg St., Tel Aviv 6971916, Israel (the “Consultant”).

WHEREAS:	subsequent to the execution and delivery of this Agreement, and as a condition hereof, the Company intends to consummate a certain Securities Purchase Agreement, by and between the Company, Intellisense Solutions Inc., a Nevada corporation (“ISI”), and those investors listed therein (the “Purchase Agreement”).

WHEREAS:	the Company wishes the Consultant to provide the Company with certain services and the Consultant wishes to render such services to the Company; and

WHEREAS:	the Consultant represents to the Company that he is ready, qualified, willing and able to carry out his obligations and undertakings towards the Company pursuant hereto; and

WHEREAS:	the Company and the Consultant desire to regulate their relationship in accordance to the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties hereto agree as follows:

1.	The Services

1.1.	The Company hereby engages the Consultant as an independent consultant and the Consultant hereby agrees to serve as a consultant to the Company and provide services including, inter alia, financial and related expertise in the US capital market, and investor relations and public relations advisory services, as may be requested from time to time by the Company (the “Services”).

1.2.	The engagement hereunder shall commence on the day immediately prior to the closing date of the Purchase Agreement (the “Effective Date”).

1.3.	The Consultant shall cooperate on an ongoing basis with such employees, consultants and contractors of the Company as determined by the Company from time to time. The Company may require the Consultant to provide reports or other types of ongoing information concerning the Services as determined from time to time, whether or not set forth herein.

1.4.	The Consultant agrees to perform his duties described herein in a faithful, diligent and professional manner.

1.5.	The Consultant shall be responsible for maintaining, at the Consultant’s own expense, a place of work, any equipment and supplies necessary for the performance of the Services.

1.6.	Nothing in this Agreement shall be interpreted as preventing or restricting the Company from obtaining or seeking from any other person services of the same nature as the Services, or otherwise from performing or seeking to perform any action or operation. Nothing in this Agreement shall be interpreted as preventing or restricting the Consultant from supplying services to any third party, as long as such services to third parties (i) do not conflict with any obligation or undertaking of the Consultant hereunder, and (ii) do not interfere with the performance of or restrict the ability of the Consultant to perform the Services hereunder.

2.	Term and Termination

2.1.	This Agreement shall commence upon the Effective Date and shall continue until terminated pursuant to Section 2.2 below.

2.2.	Notwithstanding the above, this Agreement may be terminated: (i) at any time by the Consultant, or (ii) following the first anniversary of the Effective Date, by the Company, in each case by giving the other party 30 days’ advance notice in writing (the “Notice Period”),

3.	Consideration

3.1.	Consulting Fee

3.1.1.	In consideration for the Services rendered by the Consultant pursuant to this Agreement, the Company shall pay the Consultant an aggregate fee of US$165,000 (the “Consulting Fee”).

3.1.2.	The payment of the Consulting Fee hereunder shall be made as follows: (i) US$45,000 shall be made payable to the Consultant immediately upon the Effective Date, and (ii) US$120,000 shall be made payable to the Consultant in 12 (twelve) monthly installments, each in the amount of US$10,000 (each an “Installment”), and such first Installment shall be made payable to the Consultant on the first day of the month immediately following the Effective Date, and each remaining Installment shall be paid on the first day of each month thereafter. The Consulting Fee is payable whether or not this Agreement is terminated prior to the payment of the last Installment.

3.1.3.	The Consulting Fee is inclusive of any and all taxes, and the Consultant shall bear full responsibility for all taxes of any kind or nature relating, directly or indirectly, to the Consulting Fee and otherwise to the Services rendered hereunder. To the extent that any such taxes may be imposed upon the Company, the Company may deduct such amounts from any payments due to the Consultant. The Company shall be entitled to withhold and deduct from payments due hereunder any and all amounts as may be required from time to time under any applicable law. VAT shall be charged if and as required by law.

3.2.	Additional Consideration

3.2.1.	In addition to the Consulting Fee described herein, the Consultant shall be entitled to receive the following future payments:

3.2.1.1.	In connection with that certain Securities Purchase Agreement, by and between the Company, ISI, and those investors listed therein, the Consultant shall receive in US dollars, the amount representing 3% of any exercise price of each Warrant A or Warrant B (as defined therein and collectively the “Warrants”) paid to ISI upon exercise of any of the Warrants. In the event the total proceeds received by ISI as a result of exercise of Warrants is less than $2 million at the time of their expiration, the Consultant shall invest $250,000 in ISI in return for shares of common stock of ISI.

3.2.1.2.	If on any date following the Effective Date, the Consultant shall introduce to the Company or ISI equity or debt financing (the “Financing”), the Consultant shall be entitled to receive an amount equal to 5% of the aggregate amount raised in such Financing; notwithstanding the foregoing, the Company and ISI are, as applicable, entitled to decline any such Financing offer from the Consultant.

3.3.	Full Consideration

Other than the consideration specified in this Section 3, which consideration constitutes full consideration for the Services rendered hereunder, the Consultant will not be entitled to any other consideration for rendering the Services hereunder.

4.	Confidentiality. Commencing on the Effective Date, each party may have access to certain non-public proprietary, confidential or trade secret information or data of the other party, whether furnished before or after the Effective Date, and regardless of the manner in which it is furnished, which given the totality of the circumstances, a reasonable person or entity should have reason to believe is proprietary, confidential or competitively sensitive (collectively, the “Confidential Information”). Confidential Information shall exclude any information that: (i) is now or subsequently becomes generally available in the public domain through no fault or breach on the part of receiving party; (ii) the receiving party can demonstrate in its records to have had rightfully in its possession prior to disclosure of the Confidential Information by the disclosing party; (iii) receiving party rightfully obtains from a third party who has the right to transfer or disclose it, without default or breach of this Agreement; (iv) the receiving party can demonstrate in its records to have independently developed, without breach of this Agreement and/or any use of or reference to the Confidential Information. The receiving party agrees: (a) not to disclose the disclosing party’s Confidential Information to any third parties other than to its, directors, officers, employees, advisors or consultants (collectively, the “Representatives”) on a “need to know” basis only and provided that such Representatives are bound by written agreements to comply with the confidentiality obligations as protective as those contained herein, and in any event, the receiving party shall remain responsible for the acts or omissions of its Representatives to the same extent as if such acts or omissions were performed by the receiving party; (b) not to use or reproduce any of the disclosing party’s Confidential Information for any purposes except to carry out its rights and responsibilities under this Agreement; and (c) to keep the disclosing party’s Confidential Information confidential using at least the same degree of care it uses to protect its own confidential information, which shall in any event not be less than a reasonable degree of care. Notwithstanding the foregoing, if receiving party is required by legal process or any applicable law, rule or regulation, to disclose any of disclosing party’s Confidential Information, then prior to such disclosure, receiving party will give prompt written notice to disclosing party so that it may seek a protective order or other appropriate relief. The parties’ obligations with respect to Confidential Information shall expire 5 years from the date of termination or expiration of this Agreement, unless a longer period of protection applies under applicable law, either as trade secret information or otherwise. Without derogating from any other remedies available under applicable law or agreement, either party shall be entitled to obtain an injunction restraining any violation, further violation or threatened violation of the obligations set forth in this Section.

5.	Relationship of Parties

5.1.	The parties hereto hereby declare and approve, that this Agreement is a Contractors Agreement within the meaning of the Israeli Contractors Law – 1974 (the “Contractors Law”), and that nothing in this Agreement that shall be interpreted or construed as creating or establishing any partnership, joint venture, employment relationship, franchise or agency or any other similar relationship between the Company or its Affiliates and the Consultant or any of his agents and employees, and it is specifically clarified that with respect to the Services, no employer-employee relationship will be formed between the Company or its Affiliates and the Consultant or any of his agents and employees, and the Consultant is not entitled to any social or other benefits resulting from employer-employee relationship. Notwithstanding the above, the Consultant hereby waives any right to a lien in accordance with Section 5 of the Contractors Law or any other law. The Consultant hereby acknowledges that the Company is relying upon the truthfulness and accuracy of the representations set forth in this Section 5.1 in engaging the Consultant.

5.2.	The Consultant shell bear and/or will defend, indemnify and hold the Company, or any third party on its behalf, harmless from and against all claims, all damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, upon receipt of demand (i) relating to any obligation, future or past, imposed upon the Company to pay any withholding tax payments regarding consulting services, social security, unemployment or disability insurance or similar terms in connection with compensation received by Consultant or, or which are based upon a stipulation by a competent judicial authority that an employer - employee relationship was created between the Company or its Affiliates and the Consultant and/or his agents and employees; and (ii) resulting from any act, omission or negligence on Consultant’s or any of his employees’ part in the performance or failure to perform the scope of work under this Agreement.

5.3.	The Consultant acknowledges that the Consultant has read and fully understood the terms of this structure of the relationship between the parties as an independent contractor and that Consultant has consulted and received advice of counsel regarding said structure of the relationship between the parties hereto and has had sufficient opportunity to do so.

5.4.	It is hereby clarified that any right granted to the Company to instruct and/or oversee the Services by the Consultant is granted in order to ensure the performance of the Services in full and not to imply or justify an employer -employee relationship between the Company and the Consultant or any of his agents or employees.

5.5.	The Consultant shall be responsible to pay any and all payments, salary, taxes and all other benefits and any amounts due to any relevant social security or similar authority with respect to its employees and/or the Services provided by any of them pursuant to this Agreement. The Consultant undertakes to acquire for himself pension coverage in a customary amount. The Consultant, hereby releases and forever discharges the Company and its Affiliates, from any and all claims, which he ever had, now has, or may claim to have against the Company and/or its Affiliates in connection with the existence of any employer - employee relationship between Company or its Affiliates and Consultant or any of his agents and employees.

6.	Warranties

Consultant represents and warrants that:

6.1.	The Consultant does not have currently and shall not have during the term of the provisions of the Services, any outstanding agreement or obligation that is or will be in conflict with any of the provisions of this Agreement, or that would preclude the Consultant from complying with the provisions hereof or otherwise restrict the Consultant in any way in performing the Services.

6.2.	The Consultant represents and warrants that the execution and delivery of this Agreement, the performance of the Services and the fulfillment of the terms hereof will not: (a) constitute, in whole or in part, a default, violation or breach under or conflict in any way with any agreement, obligation, undertaking or commitment to which the Consultant is a party or by which he is bound, including without limitation, any confidentiality, invention assignment or non-competition agreement and (b) do not require the consent, permission or authorization of or notification to any person or entity.

6.3.	The Consultant hereby undertakes to comply with all Company disciplinary regulations, work rules, policies, procedures and objectives, which are relevant to the performance of the Services or otherwise to consultants of the Company.

6.4.	The Consultant agrees that the Company may monitor the Consultant’s use of its Systems (as defined below) and copy, transfer and disclose such electronic communications and content transmitted by or stored in such Systems, in pursuit of the Company’s legitimate business interests, all in accordance with the Company’s policies in place from time to time, and subject to applicable law. For the purposes of this Section, the term “Systems” includes all of the Company’s owned or leased computers (including laptops), mobile phones and other mobile devices, keys, PDAs, credit cards, printers, card access to any company building, files, e-mails, tapes, programs, records and software, computer access codes or disks, and other similar systems.

6.5.	The Consultant shall not solicit or accept in connection with the performance of the Services or in connection with the Company, any gift, benefit, favor, loan, or any other thing of monetary value, from a person who is or is possibly connected, directly or indirectly, to either the business of the Company, a competitor of the Company or a potential competitor of the Company.

6.6.	The Consultant shall not make any representations or warranties to anyone with respect to any contract or otherwise without the Company’s prior written authorization.

6.7.	The Consultant shall take all necessary precautions to prevent the occurrence of any bodily injury or property damage, to the Company, its employees or any third party, arising out of or resulting from the performance of the Services and shall be solely responsible, and liable, for any such bodily injury or property damage.

7.	Miscellaneous

7.1.	In this Agreement the term “Affiliate” shall mean, any person or entity that directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. For purposes hereof, the term “control” means the power to direct the management or affairs of a person or entity through the ownership of voting securities, by contract, or otherwise.

7.2.	The preamble and the schedules hereto shall form an integral part of this Agreement. All headings of the Sections and Subsections of this Agreement are intended for convenience of reference and shall not be used in interpreting this Agreement.

7.3.	Assignment. Neither this Agreement nor any interest herein may be assigned by the Consultant without the prior written consent of the Company. The Company may assign or transfer this Agreement or any of its rights and/or obligations under this Agreement without the Consultant’s consent.

7.4.	Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the Consultant and the Company with respect to the subject matter hereof and supersedes any other arrangement, understanding or agreement, verbal or otherwise. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the parties hereto. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance.

7.5.	Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Israel (excluding its conflict of law principles) and the competent courts/tribunals of Tel-Aviv shall have exclusive jurisdiction over any disputes arising hereunder.

7.6.	No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy thereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted thereunder must be in writing and shall be valid only in the specific instance in which given.

7.7.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

7.8.	Notices. Any notice or other communication in connection with this Agreement must be in writing to the address set forth in the preamble to this Agreement (or to such other address as shall be specified by like notice) and will be deemed given: (i) if sent by a delivery service, on the date confirmed as the actual date of delivery by such service; (ii) if sent by registered air mail, return receipt requested, within seven (7) days of mailing; or (iii) if sent by facsimile or email with electronic confirmation of transmission, on the next business day after transmission, if not transmitted on a business day, or on the day of transmission, if transmitted on a business day.

7.9.	Survival. The provisions of Sections 4, 5, and 6 of this Agreement shall continue and remain in full force and effect following the termination or expiration of this Agreement, for whatever reason.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date hereof.

/s/ Yaron Silberman	/s/ Benad Goldwasser	/s/ Kfir Zilberman
ScoutCam Ltd.	ScoutCam Ltd.	Shrem Zilberman Group Ltd.
By: Yaron Silberman	By: Benad Goldwasser	By: Kfir Zilberman
Title: CEO	Title: Chairman	Title: Owner